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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   March 18, 1996
                                                   --------------


                                Trimedyne, Inc.
                                ---------------
             (Exact name of registrant as specified in its charter)



        Nevada                      0-10581              36-3094439
        ------                      -------              ----------
(State or other jurisdiction      (Commission         (I.R.S. Employer
    of incorporation)             File Number)        Identification No.)


  2801 Barranca Road
  P.O. Box 57001
  Irvine, California                                            92619-700
  -----------------------------------------------------------------------
  (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (714) 559-5300
                                                   --------------


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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                                 TRIMEDYNE, INC.

                                    FORM 8-K

                                 MARCH 20, 1996

Item 5.  Other Events

         On March 19, 1996, Trimedyne, Inc. announced that the U.S.
Food and Drug Administration ("FDA") has cleared its proprietary side-firing laser fibers and Nd:YAG lasers for sale for the treatment of benign prostatic hyperplasia or BPH, a condition affecting more than 50% of men over age 55.

         More than 250,000 electrosurgical resections of the prostate are performed annually in the United States to treat this condition at a cost estimated to exceed approximately $2.5 billion per year.

         Based on published studies, the traditional surgical procedure to treat BPH entails significant pain and bleeding, 3-4 days of hospitalization and up to two weeks of recuperation at home, blood transfusions for up to 10% of the patients, and a substantial risk of impotence and incontinence.

         Based on a randomized, controlled clinical study, Trimedyne's side-firing laser fibers enabled the treatment of BPH to be performed safely and effectively in less than 30 minutes with significantly less pain, very little bleeding and no incontinence.

         A clinical study with long term follow-up showed that Trimedyne's side-firing laser fibers produced results comparable to the traditional surgical procedure over a period of three years, with substantially fewer complications. Published studies have also shown that Trimedyne's laser procedure can be safely performed on an outpatient basis for at least $2,000 per case less than the cost of the traditional surgical procedure.



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                                 TRIMEDYNE, INC.

                                    FORM 8-K


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        TRIMEDYNE, INC.
                                        ---------------------------
                                        (Registrant)



Dated:   March 21, 1996                 By: /s/  JAMES L. KELLY
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                                           James L. Kelly
                                           Vice President - Finance and
                                           Chief Financial and Accounting
                                           Officer





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